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                                                                    EXHIBIT 3.16

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                        GULF COAST TREATMENT CENTER, INC.

         Pursuant to Sections 607.1001, 607.1003, 607.1006, and 607.1009 of the
Business Corporation Act of the State of Florida (the "Act"), the undersigned, being the Vice President of Gulf Coast Treatment Center, Inc., a Florida corporation (the "Corporation"), does hereby execute these Articles of Amendment to the Articles of Incorporation, on behalf of the Corporation, and certifies as follows:

         1. The name of the corporation is Gulf Coast Treatment Center, Inc. (the "Corporation").

         2. Article IV of the Corporation's Articles of Incorporation is hereby deleted in its entirety, with the following substituted in its place:

         The aggregate number of shares of Common Stock, jar value $10.00 per share, which the Corporation has authorized to issue is ten (10) shares.

         3. Upon the effectiveness of the foregoing amendment, each ten (10) outstanding Common Shares of the Corporation, shall be combined into one (1) Common Share of the Corporation. Outstanding Common Shares which would otherwise be converted into a fractional Common Share will be cancelled, with the holders of such fractional Common Share being entitled to receive a cash payment




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equal to such share's fair value as determined in the good faith judgment of the
Corporation's Board of Directors.

         4. The date of adoption of the unanimous written consent of the Board of Directors approving the foregoing amendment is July 10, 2001.

         5. The foregoing amendment was required to be approved by a majority of the shareholders of the Corporation and the number of votes cast for the amendment by the shareholders was sufficient for approval in accordance with the Business Corporation Act of the State of Florida.

         6. The effective time of the amendment to the Articles of Incorporation of the Corporation set forth in these Articles of Amendment shall be 12:01 A.M., July 10, 2001.

         IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed and these Articles of Amendment of its Articles of Incorporation to be executed as of the 10th day of July, 2001.

                                        GULF COAST TREATMENT CENTER, INC.



                                        By:  /s/ Marcio C. Cabrera
                                             -----------------------------------
                                             Name: Marcio C. Cabrera
                                             Title: Vice President and Secretary

ATTEST:


/s/ Jorge Rico
------------------------------
Name: Jorge Rico
Title: Vice President


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                            ARTICLES OF INCORPORATION

                                       OF

                        GULF COAST TREATMENT CENTER, INC.


                                ARTICLE I - NAME

         The name of this corporation is GULF COAST TREATMENT CENTER, INC.

                              ARTICLE II - DURATION

         This corporation shall exist perpetually, commencing upon the filing of the Articles of Incorporation by the Department of State.

                              ARTICLE III - PURPOSE

         This corporation is organized for the purpose of engaging in the development and operation of a free standing treatment center for the treatment of adolescent adult and child psychiatry and treatment of alcohol and drug abuse, and for the purpose of transacting any or all lawful business not inconsistent with the laws of the State of Florida.

                           ARTICLE IV - CAPITAL STOCK

         This corporation is authorized to issue one hundred (100) shares of Ten Dollar ($10.00) par value common stock.

                         ARTICLE V - PREEMPTIVE RIGHTS

         Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class, or series as that which he already holds, shall have the



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right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                ARTICLE VI - INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this corporation is 92 Eglin Parkway, Fort Walton Beach, Florida 32548, and the initial registered agent of this corporation at that address is C. LeDON ANCHORS.

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

         This corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time by the By-laws but shall never be less than two. The name and address of the initial directors of this corporation are:

Jacob R. Fishman, M.D.                3425 Melrose Road
                                      Fayetteville, North Carolina 28304

Merwin J. Nabit                       3425 Melrose Road
                                      Fayetteville, North Carolina 28304

                           ARTICLE VIII - INCORPORATOR

         The name and address of the persons signing these articles are:

Jacob R. Fishman, M.D.                3425 Melrose Road
                                      Fayetteville, North Carolina 28304

Merwin J. Nabit                       3425 Melrose Road
                                      Fayetteville, North Carolina 28304

                              ARTICLE IX - BY-LAWS

         The power to adopt, alter, amend, or repeal by-laws shall be vested in the Board of Directors and the shareholders.


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                                    ARTICLE X

         It is the intent of this charter that the Directors may sell the capital stock of this corporation in accordance with the conditions of Sections 1242-1244, inclusive, of the Internal Revenue Code.

         IN WITNESS WHEREOF, the undersigned subscribers have executed these Articles of Incorporation this 30th day of March, 1982.

                                             /s/ Jacob R. Fishman, M.D.
                                             --------------------------
                                             JACOB R. FISHMAN, M.D.



                                             /s/ Merwin J. Nabit
                                             --------------------------
                                             MERWIN J. NABIT